EXHIBIT 10.8

                    SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$13,300,000.00                                                 November 26, 2003
                                                              New York, New York

      FOR VALUE RECEIVED, Advanced Aesthetics, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of FCPR L Capital, a fonds commun de placements a risque, represented by L Capital Management SAS, a societe par actions simplifiee (the "Investor"), the principal sum of Thirteen Million, Three Hundred Thousand and 00/100 Dollars ($13,300,000.00), together with all accrued but unpaid interest, all as provided in this Subordinated Convertible Promissory Note (this "Note").

      1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Glossary attached to the Securities Purchase Agreement dated as of November 4, 2003 between the Company and the Investor.

      2. Maturity. All outstanding principal and unpaid interest under this Note shall be due and payable by the Company on the seventh anniversary of the date hereof.

      3.    Interest.

      3.1   Payment of Interest.

      (a) The Investor shall be entitled to receive interest on the unpaid principal amount of this Note at the rate of 10% per annum, $66,500 of such interest, or $107,500 from and after such time, if any, as the Investor shall purchase the Investor Series D Shares from the Company in accordance with the Purchase Agreement (or a proportionate amount of such US$66,500 or US$107,500, as the case may be, if this Note is repaid in part), shall be payable in cash on the last Business Day of each December, March, June and September to occur while there is unpaid principal hereunder; provided, however, that the first such payment shall be an amount equal to US$66,500 multiplied by a fraction, the numerator of which is the number of days this Note shall have been outstanding at the time of such payment and the denominator of which is the total number of days in the quarter in which such payment is made). The remaining interest shall accrue and be cumulative and be compounded annually at the rate of 8% per annum (or 6.766% per annum from and after such time, if any, as the Investor shall purchase the Investor Series D Shares from the Company in accordance with the Purchase Agreement) and shall not be paid until the principal is due and payable hereunder (whether at maturity or by acceleration or otherwise). Interest shall accumulate hereunder during each year on the basis of the actual number of days in such year. Accumulated but unpaid interest shall only be paid to the extent necessary, upon the occurrence of an Exit Event, to increase the IRR of the Investor to a maximum of 25% with respect to its investment in this Note (after giving effect to a calculation for the Value of this Note, including, without limitation, interest paid in cash, but before giving effect to the Value of any Tranche I Escrow Shares) as of the occurrence of such Exit Event.

      (b) Upon conversion of this Note pursuant to Section 4.1 or 4.2 or prepayment pursuant to Section 6, all accumulated but unpaid interest thereon that is due pursuant to Section 3.1(a) shall, at the option of the Company, be paid: (i) in cash; or (ii) by issuance of the Five-Year Note; provided, however, in the event that this Note shall have been converted pursuant to

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Section 4.1 or 4.2 or prepaid pursuant to Section 6 prior to the occurrence of an Exit Event and the Company shall have issued the Five-Year Note to pay accumulated but unpaid interest, then, upon the occurrence of an Exit Event, the Company's obligation under such Five-Year Note shall be cancelled to the extent that the Investor shall have received an IRR of 25% or more with respect to its investment in this Note (after giving effect to a calculation of the Value of this Note, including, without limitation, interest paid in cash and any payment due on the Five-Year Note that is necessary to increase the IRR of the Investor to 25% but before giving effect to the value of any Tranche I Escrow Shares) as of the occurrence of such Exit Event. The Company shall exercise the foregoing option to pay accumulated but unpaid interest under this Note in cash or by issuance of the Five-Year Note by delivering to the Investor written notice of its election, as well as the cash the Five-Year Note that is due, in either case within five Business Days following the date of conversion or the date of prepayment, as the case may be.

      3.2 Maximum Rate. The Investor and the Company intend this Note to comply in all respects with all provisions of law and not to violate, in any way, any legal limitations on interest charges. Accordingly, if, for any reason, the Company is required to pay, or has paid, interest at a rate in excess of the Maximum Rate, then the interest rate shall be deemed to be reduced, automatically and immediately, to the Maximum Rate, and interest payable hereunder shall be computed and paid at the Maximum Rate and the portion of all prior payments of interest in excess of the Maximum Rate shall be deemed to have been payments in reduction of the outstanding principal of this Note and applied as partial prepayments.

      4.    Conversion.

      4.1   Right to Convert.


      (a) This Note shall be convertible, in whole but not in part, at the option of the Investor upon exercise in accordance with Section 4.1(b), without payment of additional consideration, into 5,966,444 (as such number may be adjusted from time to time, the "Convertible Note Conversion Number") fully paid and nonassessable shares of Common Stock.

      (b) The Investor may effect the optional conversion thereof in accordance with Section 4.1(a) by making written demand for such conversion (a "Convertible Note Conversion Demand") upon the Company at its principal executive offices that sets forth the proposed date of such conversion, which shall be a Business Day not less than 10 nor more than 20 Business Days after the date of such Convertible Note Conversion Demand (the "Convertible Note Conversion Date"). The Convertible Note Conversion Demand shall be accompanied by this Note or, if this Note has been lost or stolen, an affidavit and indemnification agreement in form and substance satisfactory to the Company and, if the Company shall so request, evidence that the Investor shall have posted a bond satisfactory to the Company. As soon as practicable after the Convertible Note Conversion Date, the Company shall issue and deliver to the Investor a certificate for the number of shares of Common Stock issuable upon such conversion in accordance with the provisions hereof (rounded down to the nearest whole share).

      (c) This Note shall, on the Convertible Note Conversion Date, be converted into Common Stock for all purposes. On and after the Convertible Note Conversion Date, (i) this Note shall not be deemed to be outstanding or be transferable (to the extent transferable

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in accordance with the terms hereof) on the books of the Company, and (ii) the
Investor shall not be entitled to receive any interest or to receive notices or to exercise or to enjoy any other powers, preferences or rights to which the Investor is entitled in respect hereof, other than the right, upon surrender of this Note to receive a certificate for the number of shares of Common Stock into which such this Note shall have been converted.

      4.2   Mandatory Conversion.

      (a) The Company may, at its option, give the Investor not less than 15 Business Days prior written notice of a Threshold Transaction. Such notice shall state that a Threshold Transaction is going to occur and specify the expected date thereof. Upon the consummation of such Threshold Transaction, this Note shall be automatically converted into a number of shares of Common Stock equal to the Convertible Note Conversion Number.

      (b) Promptly following receipt of the notice referred to in Section 4.2(a), the Investor shall deliver this Note to the Company or, if this Note has been lost or stolen, the Investor shall deliver to the Company an affidavit and indemnification agreement in form and substance satisfactory to the Company and, if the Company shall so request, evidence that the Investor shall have posted a bond satisfactory to the Company. As soon as practicable after the Company's receipt of this Note (or such affidavit and indemnification agreement and, if requested, such bond), the Company shall issue and deliver to the Investor a certificate for the number of shares of Common Stock issuable upon such conversion in accordance with the provisions hereof (rounded down to the nearest whole share).

      (c) This Note shall, on the date of a Threshold Transaction with respect to which the Company shall have given the Investor a notice pursuant to Section 4.2(a), be converted into Common Stock for all purposes. On and after such date,
(i) this Note shall not be deemed to be outstanding or be transferable (to the extent transferable in accordance with the terms hereof) on the books of the Company, and (ii) the Investor shall not be entitled to receive any interest or to receive notices or to exercise or to enjoy any other powers, preferences or rights to which the Investor is entitled in respect hereof, other than the right, upon surrender of this Note to receive a certificate for the number of shares of Common Stock into which such this Note shall have been converted.

      4.3   Issuances Below the Conversion Price; Certain Dividends.

      (a) If the Company shall, while this Note is outstanding, issue shares of its Common Stock (or securities exercisable or exchangeable for, or convertible into, Common Stock) without consideration or at a price per share less than the Convertible Note Conversion Price in effect immediately prior to such issuance, then in each such case the Convertible Note Conversion Number, except as hereinafter provided, shall be increased so as to be equal to an amount determined by multiplying the Convertible Note Conversion Number in effect immediately prior to such issuance by a fraction:

            (i) the numerator of which shall be the number of Common Share Equivalents immediately prior to the issuance of such additional shares of Common Stock plus the number of such additional shares of Common Stock so issued; and

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            (ii) the denominator of which shall be the sum of the number of
      Common Share Equivalents immediately prior to such issuance plus the number of shares of Common Stock that the aggregate gross proceeds received by the Company for the total number of such additional shares of Common Stock so issued would purchase at a price per share equal to the Convertible Note Conversion Price in effect immediately prior to such issuance.

      (b) If the Company shall while this Note is outstanding declare a dividend on the outstanding shares of Common Stock, other than dividends pursuant to
Section 4.4, then the Convertible Note Conversion Number shall be increased to an amount determined by multiplying the Convertible Note Conversion Number in effect immediately prior to such declaration by a fraction: (i) the numerator of which shall be fair market value of a share of Common Stock on the record date referred to below, as Determined by the Board; and (ii) the denominator of which shall be such fair market value minus the amount of such dividend. Such adjustment shall be made whenever any such dividend is paid and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such dividend.

      (c) If the Company shall while this Note is outstanding declare a dividend payable in shares of Common Stock on the outstanding shares of any class of capital stock of the Company (other than the Common Stock or the Series D Preferred Stock), then in each such case the Convertible Note Conversion Number shall be increased to an amount determined by multiplying the Convertible Note Conversion Number in effect immediately prior to such declaration by a fraction:
(i) the numerator of which shall be the number of Common Share Equivalents immediately prior to such declaration plus the total number of shares of Common Stock to be issued to the holders of the class of capital stock with respect to which such dividend is declared; and (ii) the denominator of which shall be the number of Common Share Equivalents immediately prior to such declaration. Such adjustment shall be made whenever any such dividend is paid and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such dividend.

      (d) The issuance of any security exercisable or exchangeable for, or convertible into, Common Stock shall be deemed to be the issuance of the number of shares of Common Stock initially issuable upon the exercise, exchange or conversion thereof (without regard to any anti-dilution adjustments).

      (e) The price per share of any security exercisable or exchangeable for, or convertible into, Common Stock shall be deemed equal to the quotient obtained by dividing (i) the sum of the purchase price for such security plus any additional consideration payable upon the exercise, exchange or conversion thereof into Common Stock by (ii) the number of shares of Common Stock initially issuable upon exercise, exchange or conversion thereof (without regard to any anti-dilution adjustments).

      (f) The determination of whether any adjustment, if any, is required by reason of the issuance of any shares of Common Stock upon exercise, exchange or conversion of securities shall be made only at the time of the issuance of such securities and not at the

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subsequent time of issuance of shares of Common Stock upon exercise, exchange or conversion thereof.

      (g) If the right to acquire shares of Common Stock upon exercise, exchange or conversion of any security that shall have given rise to an adjustment shall expire or terminate prior to the exercise, exchange or conversion thereof, then the Convertible Note Conversion Number shall be readjusted to eliminate any shares of Common Stock issuable upon exercise, exchange or conversion of the security that shall have so expired or terminated.

      (h) If there shall be an increase or decrease or increases or decreases, with the passage of time or otherwise, in the price payable upon the exercise, exchange or conversion of any security, then the Convertible Note Conversion Number shall be adjusted to give effect to the additional or lesser consideration received or receivable therefor.

            (i) The consideration per share for the issuance or sale of any shares of Common Stock (or any securities exercisable or exchangeable for, or convertible into, Common Stock) shall, irrespective of the accounting treatment of such consideration:

            (i) insofar as such consideration consists of cash, equal the amount of cash received by the Company;

            (ii) insofar as such consideration consists of property (including securities) other than cash, equal the fair market value thereof at the time of such issuance or sale; and

            (iii) in case shares of Common Stock (or any securities exercisable or exchangeable for, convertible into, Common Stock) are issued or sold by the Company together with other stock or securities or other assets of the Company for consideration that covers both, equal to the portion of such consideration so received, computed as provided in the preceding clauses
      (i) and (ii) above, allocable to such shares of Common Stock (or any such other securities);

all as Determined by the Board.

      (j) No adjustment shall be made to the Convertible Note Conversion Number pursuant to this Section 4.3 upon the issuance of securities pursuant to Section
4.4 or 4.5 or:

            (i) to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement, which issuance has been approved by the compensation committee of the Board;

            (ii) in connection with the acquisition by the Company of a business entity or segment of any such entity by merger, purchase of stock or assets or otherwise;

            (iii) in connection with any direct or indirect borrowings by the Company, including any type of loan or payment evidenced by any type of debt instrument;

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            (iv) in a public offering;

            (v) the issuance of Common Stock pursuant to Section 9 of this Note or Section 7 of the Series D Designation or upon conversion of the Series A Preferred Stock or the Series C Preferred Stock;

            (vi) upon issuance of the Series E Preferred Stock to Johns Hopkins Medicine, a division of the Johns Hopkins Health Systems Corporation, or an Affiliate thereof, upon any increase in the number of shares of Common Stock issuable upon conversion thereof pursuant to the Series E Designation or upon conversion of such Series E Preferred Stock pursuant thereto;

            (vii) conversion of this Note or of any Series D Preferred Stock; or

            (viii) with respect to which the Investor shall have waived their rights to receive any such adjustment.

      4.4 Adjustment of Convertible Note Conversion Number. Subject to the rights of the Investor pursuant to Sections 4.1 and 6.1 and the rights of the Company pursuant to Sections 4.2 and 6.2, if the number of outstanding shares of Common Stock shall increase as a result of any dividend on the Common Stock or any stock split or other subdivision of the outstanding shares of Common Stock or a reclassification, then the Convertible Note Conversion Number shall be adjusted, concurrently with the effectiveness of such increase to a Convertible Note Conversion Number that would entitle the Investor to receive on conversion of this Note the same percentage of the outstanding shares of Common Stock that the Investor would have received on conversion of this Note immediately prior to such increase. If the number of outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock (including, without limitation, pursuant to a reverse stock split), the Convertible Note Conversion Number shall be adjusted, concurrently with the effectiveness of such decrease, to a Convertible Note Conversion Number that would entitle the Investor to receive on conversion thereof the same percentage of the outstanding shares of Common Stock that the Investor would have received on conversion thereof immediately prior to such decrease.

      4.5 Changes in Capital Stock. Subject to the right of the Investor pursuant to Sections 4.1 and 6.1 and the rights of the Company pursuant to Sections 4.2 and 6.2, if the Company is party to any Transaction (other than by subdivision of its outstanding shares of Common Stock by reason of which an adjustment to the Convertible Note Conversion Number is made under Section 4.4), then immediately following consummation of the Transaction, and without any action on the part of the Investor, upon the conversion hereof the Investor shall be entitled to receive, and this Note shall thereafter represent the right to receive, in lieu of the Common Stock or other securities issuable upon such exercise prior to such consummation, the securities, cash or other property to which the Investor would actually have been entitled as a shareholder of the Company upon the consummation of the Transaction if the Investor had converted this Note immediately prior thereto.

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      4.6 Report or Certificate as to Adjustments. In each case of (a) any adjustment or readjustment in the shares of Common Stock (or other securities) issuable upon the conversion of this Note and (b) any adjustment or readjustment to the Convertible Note Conversion Number, the Company will deliver to the Investor a certificate of an officer of the Company that sets forth the computation of such adjustment or readjustment in accordance with the terms of this Note.

      4.7 Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. Any fractional interest in a share of Common Stock resulting from conversion of this Note shall be paid in cash (computed to the nearest cent) equal to such fraction equal to the fair market value of a share of Common Stock as of the date of such conversion, as reasonably determined by the Company.

      4.8 Reserved Common Stock. The Company will at all times prior to such time as this Note shall have been paid in full, reserve and keep available out of its authorized but unissued stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion hereof.

      5. Payments; Convertible Note Tax Loan.

      (a) All payments on this Note are to be made in lawful money of the United States of America by wire transfer of immediately available funds to the account of the Investor as set forth in the records of the Company (or, if no such account shall be set forth in the Company's records, then by good check to the office of the Investor set forth therein), or such other place as the Investor shall designate to the Company in writing. If any payment of principal or interest becomes due on a Saturday, Sunday or any other day which is not a business day, such payment shall be deferred to, and shall be payable on, the next business day.

      (b) In the event that the Company determines that it is required to deduct and withhold Withholding Tax with respect to any payment to the Investor under this Note and such Withholding Tax is required to be deducted and withheld prior to the actual payment of cash to the Investor, the Company shall pay the Withholding Tax in accordance with Code Section 1441 or Code Section 1442 (as the case may be) on behalf of the Investor and shall notify promptly the Investor of the Withholding Tax payment. Any Withholding Tax payment made by the Company pursuant to the preceding sentence shall be treated as a loan (the "Convertible Note Tax Loan") from the Company to the Investor. If a Convertible Note Tax Loan is not repaid within 30 days from the date the Company notifies the Investor of the relevant Withholding Tax payment, the Convertible Note Tax Loan shall bear interest from the time the Withholding Tax payment is made at a rate equal to 6%, compounded annually. All interest and principal under a Convertible Note Tax Loan shall be due and payable in full upon the occurrence of an Exit Event in connection with which accumulated but unpaid interest is received by the Investor in cash or Marketable Securities, except that no payment shall be required under a Convertible Note Tax Loan if and to the extent that such payment would prevent the Investor from receiving an IRR of at least 25% with respect to its investment in this Note. Notwithstanding the foregoing, the amount of the Convertible Note Tax Loan shall be reduced dollar for dollar by any credit or other similar monetary benefit received or to be received by the Investor as a result of the payment of such Withholding Tax.

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      6. Prepayment.

      6.1 Upon Occurrence of an Exit Event.

      (a) Not less than 15 Business Days prior to the occurrence of an Exit Event, the Company shall give the Investor written notice thereof (a "Convertible Note Exit Event Notice"), which such Convertible Note Exit Event Notice shall include a description of the material terms of such Exit Event.

      (b) If, no more than 10 Business Days after the giving of a Convertible Note Exit Event Notice, the Investor shall give the Company written notice of the Investor's election to require the Company to pay all principal plus accrued interest due under this Note upon the occurrence of the Exit Event contemplated by the Convertible Note Exit Event Notice, the provisions of Section 6.1(c) shall apply; provided, however, that the Company shall have no obligations under
Section 6.1(c) unless and until such Exit Event shall be consummated.

      (c) Upon the occurrence of an Exit Event with respect to which the Investor shall have given to the Company the notice referred to in Section 6.1(b): (i) the Company shall pay to the Investor all principal plus accrued interest then due under this Note against surrender of this Note marked "paid in full"; and (ii) the Investor shall have no further rights with respect hereto.

      6.2 Other Prepayments.

      (a) The Company shall have the right, at its sole option and election, to prepay this Note upon the occurrence of a Exit Event by giving not less than 15 Business Days prior written notice of the date of prepayment (any such date a "Convertible Note Prepayment Date")(the foregoing notice may be given prior to the occurrence of a Exit Event but such prepayment may not be effected until the later of the occurrence of such Exit Event and the expiration of such 15-Business Day Period). Unless and until such Exit Event shall be consummated, the Company shall have no obligations under Section 6.2(b).

      (b) On the Convertible Note Prepayment Date: (i) the Company shall pay to the Investor all principal plus accrued interest then due under this Note against surrender of this Note marked "paid in full"; and (ii) the Investor shall have no further rights with respect hereto.

      (c) Receipt of a prepayment notice contemplated by Section 6.2(a) shall not prevent the Investor from exercising the conversion rights granted in
Section 4.1; provided, however, that the Investor must make a Convertible Note Conversion Demand not less than five Business Days prior to the Convertible Note Prepayment Date.

      7. Default.

      7.1 Events of Default. Each of the following events shall constitute a default under this Note (each, a "Convertible Note Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

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      (a) any default (whether in whole or in part) shall occur in the payment of any amount payable under this Note;

      (b) the Company shall fail to perform any of its other obligations hereunder, which such failure is not cured within 30 Business Days after the giving of written notice of such failure by the Investor to the Company;

      (c) any proceedings are instituted in a court of competent jurisdiction for the reorganization, liquidation or dissolution of the Company or for its adjudication as a bankrupt or insolvent and, if instituted by a third party, such proceedings are not dismissed, discharged or stayed within 90 Business Days from the date such proceedings are instituted;

      (d) the Company makes an assignment for the benefit of its creditors;

      (e) a receiver, liquidator, assignee, trustee or custodian is appointed to administer the affairs of the Company; or

      (a) the Company shall admit in writing its inability to pay its debts as they become due.

      7.2 Remedies. Upon the occurrence of a Convertible Note Event of Default, the Investor shall have the right to declare all principal plus accrued interest under this Note to be immediately due and payable.

      8. Subordination of Principal and Interest. Notwithstanding anything to the contrary contained in this Note, the Company and the Investor agree that the payment of principal, interest and all other amounts due under this Note are expressly subordinated, in the manner hereinafter set forth, in right of payment to the prior payment and satisfaction in full of all Senior Indebtedness (as defined below) and further agree as follows:

      (a) the Company may make payments of principal and interest under this Note to the Investor unless and until an event of default occurs under any Senior Indebtedness and during the continuance of such default the Investor shall receive from any holder of Senior Indebtedness a written instruction not to make any payments hereunder, and thereafter no payment of principal of or interest on this Note shall be made by the Company or accepted by the Investor unless and until and to the extent the Company and the Investor shall subsequently receive a written notice signed by the holder of such Senior Indebtedness stating that the Company may make such a payment to the Investor;

      (b) in the event of the insolvency or bankruptcy, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its property, or, in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company or distribution or marshaling of its assets or any composition with creditors of the Company, whether or not involving insolvency or bankruptcy, then and in any such event all Senior Indebtedness shall be paid in full in cash or cash equivalents before any payment or distribution of any character, whether in cash, securities or other property, shall be made on account of this Note; and any such payment or distribution that would, but for the provisions hereof, be payable or deliverable in respect of this Note shall be

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paid or delivered directly to the holders of Senior Indebtedness (or their duly authorized representatives), in the proportions in which they hold the same, until all Senior Indebtedness shall have been paid in full, and every holder of this Note by becoming a holder thereof shall be deemed to have designated and appointed the holder or holders of Senior Indebtedness (and their duly authorized representatives) as his or its agents and attorney-in-fact to demand, sue for, collect and receive such Senior Indebtedness holder's ratable share of all such payments and distributions and to file any necessary proof of claim therefor and to take all such other action, in the name of the Investor or otherwise, as such Senior Indebtedness holders (or their authorized representatives) may determine to be necessary or appropriate for the enforcement of this Section 8; and that the Investor and each successor to the Investor by its or his acceptance hereof, agrees to execute, at the request of the Company, a separate agreement with any holder of Senior Indebtedness on the terms set forth in this Section 8, and to take all such other action as such holder or such holder's representative may request in order to enable such holder to enforce all claims upon or in respect of such holder's ratable share of this Note;

      (c) in case any payment or distribution shall be paid or delivered to the Investor before all Senior Indebtedness shall have been paid in full in violation or contravention of the terms of this subordination, such payment or distribution shall be held in trust for and paid and delivered ratably to the holders of such Senior Indebtedness (or their duly authorized representatives), until all Senior Indebtedness shall have been paid in full;

      (d) the right of any present or future holder of Senior Indebtedness to enforce subordination of this Note pursuant to the provisions of this Section 8 shall not at any time be prejudiced or impaired by any act or failure to act on the part of the Company or any such holder of Senior Indebtedness, including, without limitation, any forbearance, waiver, consent, compromise, amendment, extension, renewal, or taking or release of security of or in respect of any Senior Indebtedness or by noncompliance by the Company with the terms of such subordination regardless of any knowledge thereof the holder may have or otherwise be charged with; and

      (e) each present and future holder of Senior Indebtedness shall be an intended third party beneficiary of this Section 8.

      (f) Subject to the payment in full of all Senior Indebtedness and until the Note shall be paid in full, the Investor shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of subsections (b) and (c) of this Section 8) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Investor, be deemed to be a payment by the Company to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Investor would be entitled except for the provisions of this Section 8 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Investor, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

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      (g) The provisions of this Section 8 are intended solely for the purpose of defining the relative rights of the Investor, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing contained in this
Section 8 or elsewhere in this agreement is intended to or shall impair, as between the Company, its creditors, other than the holders of Senior Indebtedness, and the Investor, the obligation of the Company, which is unconditional and absolute, to pay to the Investor the principal of and interest on the Note as and when the same shall become due and payable in accordance with the terms hereof, or to affect the relative rights of the Investor and creditors of the Company other than the holders of the Senior Indebtedness.

      9. Issuance of Additional Common Stock. Upon the occurrence of an Exit Event, the Company shall as an adjustment to the Initial Investment Amount, in addition to any shares of Common Stock issued upon conversion of this Note pursuant to Section 4, issue to the Investor a number of shares of Common Stock having an Attributable Value as of the date of such Transfer Event that, when combined with the Value of this Note as of the date of such Transfer Event and all other consideration that may be received by the Investor on or prior to (or in connection with) such Transfer Event, would provide the Investor with an IRR of 25%; provided, however, that in no event shall the Company issue more than 1,491,611 shares of Common Stock (as adjusted pursuant to Section 4.5) to the Investor pursuant to this Section 9.

      10. Waiver of Presentment, Etc. The Company hereby expressly waives presentment for payment, demand for payment, notice of dishonor, protest, notice of protest, notice of non-payment, and all lack of diligence or delays in collection or enforcement of this Note.

      11. Miscellaneous.

      11.1 Notices. All notices, consents, demands, instructions, requests and other communications required or permitted hereunder must be in writing and shall be deemed to have been duly given only if delivered in the manner specified in the Purchase Agreement at the address (or facsimile number) set forth therein or in accordance therewith. All such communications shall be deemed given on the date and at the time set forth in the Purchase Agreement.

      11.2 Assignment. The Investor may not negotiate, transfer or assign this Note, or any or all of its rights, interests, duties or obligations hereunder, except with the prior written consent of the Company or as permitted by the Securityholders Agreement. Subject to the foregoing, whenever reference is made to any party, such reference shall be deemed to include the successors, assigns and legal representatives of such party.

      11.3 No Waiver. The Investor may extend the time of payment of this Note, postpone the enforcement hereof, release any collateral securing this Note, or grant any other indulgences whatsoever without affecting or diminishing the Investor's right of recourse against the Company, as provided herein, which right is hereby expressly reserved. The failure to assert any right by the Investor shall not be deemed a waiver thereof.

      11.4 Binding Effect. This Note is binding upon the Company and the Investor and their respective successors and assigns.

      11.5 Governing Law. This Note shall be construed, interpreted and enforced in accordance with the laws of the state of New York without regard to principles of conflicts of laws

      11.6 Jurisdiction; Venue. The Company and the Investor hereby irrevocably consents and submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York in connection with any dispute arising out of or relating to this Note, waives any objection to venue in such District (unless such court lacks jurisdiction with respect to such dispute, in which case, each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of New York located in New York County in connection with such dispute and waives any objection to venue in the County of New York), and agrees that service of any summons, complaint, notice or other process relating to such dispute may be effected in the manner provided by Section 11.1.

      11.7 Counterparts; Effectiveness. This Note may be executed in one or more counterparts (including signature pages delivered by facsimile transmission), each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Note shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

                      [The next page is the signature page]

      The Company has duly executed this Subordinated Convertible Promissory Note on the date first above written.

                                    ADVANCED AESTHETICS, INC.


                                    By: /s/ Andrew D. Lipman
                                       -----------------------------------------
                                             Name: Andrew D. Lipman
                                             Title: Vice President

Agreed:

FCPR L CAPITAL

Represented by:  L Capital Management SAS

By:  /s/ Philippe Franchet
   -----------------------------------------
         Philippe Franchet
         Attorney-in-fact